Exhibit 10.1

November 19, 2013

InspireMD, Inc.

800 Boylston Street, Suite 1600

Boston, MA 02199

Attn: Craig Shore

AMENDMENT NO. 1

Re:	Loan and Security Agreement dated as of October 23, 2013 (as may be amended from time to time) by and between InspireMD, Inc. and Inspire M.D LTD (individually and collectively, referred to as “Borrower”) and Hercules Technology Growth Capital, Inc. (“Lender”) (the“Agreement”)

This letter will serve as an amendment by Lender of the requirement set forth in Section 7.1(b) of the Agreement that Borrower deliver to Lender its unaudited interim and year-to-date financial statements as of the end of such calendar quarter within 30 days after the end of each calendar quarter. The reference to “30” days in such Section is hereby replaced with “45” days. Subject to the applicable grace period set forth in Section 9.2 of the Agreement, failure to do so shall result in an Event of Default under the Agreement.

The foregoing amendment is limited to the modification described herein and the Agreement shall otherwise remain unchanged in all respects.

Should you have any questions regarding this amendment No. 1, please do not hesitate to call me at (650) 289-3078.

AGREED AND ACKNOWLEDGED BY:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

/s/ Ben Bang
Name: Ben Bang
Title: Senior Counsel

INSPIREMD, INC.

/s/ Craig Shore
Name: Craig Shore
Title: CFO

INSPIRE M.D. LTD.

/s/ Craig Shore
Name: Craig Shore
Title: CFO

400 Hamilton Avenue
Suite 310
Palo Alto, CA 94301

650.289.3060
650.473.9194
www.HerculesTech.com